SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

FIRST POTOMAC REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Avenue, Suite 310 Bethesda, Maryland 20814 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (301) 986-9200

Item 5.       Other Events and Required FD Disclosure.

     On June 17, 2004, First Potomac Realty Trust (the “Company”) announced the pricing of a follow-on offering for 4,800,000 common shares of beneficial interest at $17.60 per share. The net proceeds of the offering to the company will be approximately $80 million. On June 17, 2004, the Company issued a press release with respect to the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     On June 17, 2004, the Company entered into an underwriting agreement, by and between the Company and KeyBanc Capital Markets, a division of McDonald Investments Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Advest, Inc., Ferris, Baker Watts, Incorporated and J.J.B. Hilliard, W. L. Lyons, Inc. (the “Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits.

Exhibit 1.1	Underwriting Agreement by and between the Company and KeyBanc Capital Markets, a division of McDonald Investments Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Advest, Inc., Ferris, Baker Watts, Incorporated and J.J.B. Hilliard, W. L. Lyons, Inc., dated June 17, 2004.

Exhibit 99.1	Press Release with respect to the pricing of the Company’s follow-on offering for 4,800,000 common shares of beneficial interest, dated June 17, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST POTOMAC REALTY TRUST (Registrant)

Date: June 18, 2004	By:	/s/ Barry H. Bass

Barry H. Bass Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement by and between the Company and KeyBanc Capital Markets, a division of McDonald Investments Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Advest, Inc., Ferris, Baker Watts, Incorporated and J.J.B. Hilliard, W. L. Lyons, Inc., dated June 17, 2004.

99.1	Press Release with respect to the pricing of the Company’s follow-on offering for 4,800,000 common shares of beneficial interest, dated June 17, 2004.